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EXHIBIT 13.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002.

     In the connection with the Annual Report of pSivida Limited (the "Company") on Form 20-F for the period ending June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Aaron Finlay, Chief Financial Officer and Company Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  JANUARY 18, 2006

/s/ AARON FINLAY*
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    Aaron Finlay

CHIEF FINANCIAL OFFICER AND COMPANY SECRETARY
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Title

*The originally executed copy of this Certification will be maintained at the Company's offices and will be made available for inspection upon request.